UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Leaf Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following letter is being provided to shareholders of Leaf Group Ltd.

April 15, 2019 DEAR LEAF GROUP LTD. STOCKHOLDER, Today we filed definitive proxy materials for our 2019 annual meeting of stockholders, to be held on Tuesday, May 21, 2019, at 9:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 1655 26th Street, Santa Monica, California 90404. As many of you know, over the past four years we have been focused on executing a successful turnaround of our company. As part of that effort, we have made significant changes across the company, streamlining our business, focusing on our strengths, optimizing our operations and driving much improved financial performance. We have made great strides in our transformation of Leaf Group, including returning the company to top line growth and achieving quarterly EBITDA profitability a quarter ahead of schedule in 2018. We continue to invest in our young, vibrant and fast-growing brands, and with a monthly audience of 54 million users, we see a long runway for revenue growth and diversification. Nonetheless, our work is far from over. We are relentlessly focused on maximizing value for our shareholders, and the Board is committed to taking whatever steps are necessary to do so. As part of that commitment, today we publicly announced a comprehensive review of our strategic alternatives, including a potential sale of the company. We have determined that now is the best time to explore all options to enhance that value even further for you, our shareholders. In addition, we are pleased to announce that we have added Lanny Baker to our Board. Lanny is the current CFO of Yelp and a seasoned veteran of consumer Internet businesses. With the addition of Lanny, we know that we have the right leadership in place at both the management and Board levels to best position the company for long-term success. As we approach the 2019 annual meeting, we remind you that your vote is very important. We believe the company is positioned for continued success and growth, and we encourage you to vote your shares in accordance with the recommendations of our Board of Directors, including voting for the election of each of Sean Moriarty, James Quandt and Beverly K. Carmichael as directors. Leaf Group’s Board has a deep understanding of the company’s ongoing transformation, a proven track record, and is committed to act in your best interests. For that reason, we encourage you to support your Board by signing and returning the WHITE proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the WHITE proxy card. Thank you for your ongoing support of Leaf Group. By Order of the Board of Directors, Sean Moriarty Chief Executive Officer

YOUR VOTE IS IMPORTANT! VOTE THE WHITE PROXY CARD TODAY. If you have any questions about the annual meeting or how to vote your shares, please contact our proxy solicitor assisting us in connection with the annual meeting: Innisfree M&A Incorporated Stockholders may call toll free at (888) 750-5834 Banks and brokers may call collect at (212) 750-5833 Cautionary Information Regarding Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this communication include, among other things, express and implied statements regarding the future performance of the company and the review of strategic alternatives referred to in this communication and any expected outcomes; the company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders regarding the company’s 2019 Annual Meeting. These statements are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties, including as to the outcome of the review of strategic alternatives referred to in this communication. Actual results could differ materially from those predicted or implied in this communication for a variety of reasons. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2018 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 4, 2019, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the impact of increasing mobile usage on the company’s marketplace businesses; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/ or social media platforms; the potential impact on advertising based revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; the company’s ability to effectively integrate, manage, operate and grow acquired businesses; the company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. The company does not intend to revise or update the information set forth in this communication, except as required by law, and may not provide this type of information in the future. Important Stockholder Information Leaf Group filed with the Securities and Exchange Commission and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the company’s 2019 Annual Meeting. The proxy statement contains important information about the company, the 2019 Annual Meeting and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2019 Annual Meeting. Information concerning the company’s directors and executive officers is included in the proxy statement. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission’s web site at www.sec.gov. Copies will also be available free of charge on the company’s website at www.leafgroup.com.